Exhibit 99.1

CIIT and BTCT Enter into Cryptocurrency Mining Machine Hosting Agreement to Advance Digital Computing Power Strategy

BTCT to Provide Professional Hosting, Deployment and Operations and Maintenance Support; Companies Plan to Explore Further Cooperation in Computing Power Expansion

HONG KONG, September 9, 2026 — Tianci International, Inc. (Nasdaq: CIIT) (“CIIT” or the “Company”) today announced that the Company and its wholly owned subsidiary, Tianci Group Holding Limited, have entered into a cryptocurrency mining machine hosting agreement with BTC Digital Ltd. (Nasdaq: BTCT) (“BTCT”). Under the agreement, BTCT will provide hosting, installation and testing, and ongoing operations and maintenance services for the cryptocurrency mining machines recently contracted for purchase by the Company, and will assist with connecting the equipment to its operating infrastructure in the United States. Based on the operating performance of the initial batch of equipment, the parties also plan to evaluate additional hosting capacity and opportunities for further technical and operational cooperation.

The Company recently disclosed in a Form 8-K filed with the U.S. Securities and Exchange Commission that its wholly owned subsidiary had entered into a purchase agreement for cryptocurrency mining equipment and plans to enter the cryptocurrency mining business to facilitate the settlement of trade operations carried on by the Company and its subsidiaries. The hosting arrangement with BTCT builds upon the aforementioned equipment purchase and establishes a service framework for the deployment and operation of the equipment following delivery. The relevant equipment remains subject to delivery, acceptance, transportation, installation, and testing, and will be progressively deployed and placed into operation thereafter.

Under the hosting agreement, BTCT will provide services, including hosting facilities, electricity, network connectivity, environmental controls, security, technical support, and installation and testing. The parties will proceed with deployment based on equipment delivery and site conditions, with stable operations serving as the basis for subsequent operational evaluation .

“Following the execution of the mining machine purchase agreement, we immediately began preparations for hosting and deployment. Our initial priority in working with BTCT is to ensure that the equipment is deployed smoothly and operates reliably, while using actual operating data to gain a clear understanding of hashrate, energy consumption and costs. Once the initial batch of machines is operating reliably and has reached a stable level of performance, we look forward to further expanding our hosting capacity and operations and maintenance cooperation with BTCT, while continuing to scale our hashrate deployment toward higher capacity targets,” said Shufang Gao, Chief Executive Officer of CIIT.

Future Deployment and Expansion of Computing Capacity

To support the expansion of its mining operations, the Company plans to deepen its cooperation with BTCT based on the existing hosting arrangement and to evaluate potential follow-on arrangements relating to the deployment of additional mining machines, hosting capacity, equipment operations and maintenance, energy efficiency optimization, and operational monitoring. The Company will also evaluate alternative hosting locations, power arrangements and cooperation models based on its risk management needs in an effort to reduce the risks associated with excessive operational concentration. The foregoing target is subject to market conditions, financing arrangements, availability of mining machines, site and power resources, regulatory requirements and other operational conditions. Rated hashrate does not represent actual online hashrate, and the Company cannot guarantee the timing of deployment or expansion, the ultimate scale of the operations, mining output or financial returns.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services, specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific Region, including Japan, South Korea, and Vietnam.

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Roshing’s mission is to provide customers with efficient, reliable, and safe shipping services that create value. Beyond logistics, during the past twelve months, Roshing has initiated expansion into global trade of minerals by sourcing high-grade minerals directly from resource-rich regions for resale. In addition, Roshing generates revenue from the sale of electronic parts and business consulting services. The Company has also recently disclosed plans to expand into cryptocurrency mining, further broadening its business portfolio and exploring opportunities in the digital asset and computing infrastructure sectors.For more information, please visit Tianci’s website: tianci-ciit.com

About BTC Digital Ltd.

BTC Digital Ltd. (Nasdaq: BTCT) is incorporated in the Cayman Islands and is a foreign private issuer with its principal executive offices in Singapore. According to its recent public filings, BTCT’s operating entities conduct cryptocurrency mining operations in the United States and provide services that include the sale, leasing and hosting of cryptocurrency mining machines.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. federal securities laws. Forward-looking statements include statements regarding the delivery, acceptance, deployment, testing and operation of the equipment, the performance of hosting and operations and maintenance services to be provided by BTCT, the parties’ plans to deepen their cooperation, and the Company’s plans to add mining machines and hosting capacity based on business development and operational conditions, and to steadily increase its overall rated hashrate toward higher capacity levels.

These statements are based on management’s current expectations and are subject to a number of risks and uncertainties, including risks relating to equipment delivery and performance, actual online hashrate, electricity availability and energy costs, the quality and performance of hosting services, site capacity, market prices, mining difficulty, financing and liquidity, cybersecurity, and changes in accounting, tax and regulatory requirements. Actual results may differ materially from those anticipated in these forward-looking statements. The Company cannot guarantee that any deployment or expansion plans will be completed on schedule or at all, or that the related business will generate the anticipated output or financial returns. Additional risk factors are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements.

Investor and Media Contact

Tianci International, Inc. Investor Relations
Email: ir@rqscapital.com | Website: tianci-ciit.com

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